Exhibit 2

                               SERVICES AGREEMENT

     This Services Agreement (this "Agreement") is made and entered into on the 9th day of November 2001, by and among Halter Financial Group, Inc., a Texas corporation ("HFG"), TTTTickets Holding Corp., a Delaware corporation (the "Public Company") and B-Park Communications, Inc., a Delaware corporation, and any subsidiary, affiliate or successor thereof (the "Company", and collectively with HFG and the Public Company, the "Parties").

     WHEREAS, HFG is experienced in assisting companies that have become publicly-held entities through reverse merger or reverse acquisition transactions;

     WHEREAS, to further its business purposes, the Company intends to enter into a reverse merger or reverse acquisition transaction (the "Public Merger Transaction") with the Public Company;

     WHEREAS, the Public Company is a party to this Agreement for the purpose of agreeing to satisfy the obligations enumerated below following consummation of the Public Merger Transaction; and

     WHEREAS, HFG is willing to provide to the Public Company, and in turn to the Company, certain services on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the respective covenants contained in this Agreement, the Parties hereby agree as follows:

     1. Services. HFG agrees to provide the following services (the "Services") to the Public Company competently, to the best of the ability of HFG and under the terms and conditions set forth below:

          (i) assisting the Public Company in obtaining a new trading symbol from the National Association of Securities Dealers and a new CUSIP Number from Standard & Poor's, a division of the McGraw-Hill Companies, upon completion of the Public Merger Transactions; and

          (ii) providing such other general assistance and advice as may be mutually agreed by the Parties.

     2. Consideration. In consideration for the services to be provided by HFG under this Agreement, the Company and/or the Public Company shall, simultaneously with the closing of the transaction contemplated by that certain Stock Purchase Agreement to be entered on even date by and among the Public Company, Cecil McGough and B-Park Communications, Inc., (i) pay to HFG the non-refundable amount of $320,000, via wire transfer, and (ii) execute in favor of HFG that certain Promissory Note in the principal amount of $30,000, the form of which is attached hereto and incorporated herein by this reference as Exhibit "A".

     3. Accuracy of Information. The Company has and will furnish HFG with certain information relating to the Company and its management, business and financial condition to enable HFG to perform the Services. In this regard, the Company agrees that such information is and will be complete, truthful and accurate in all material respects.

     4. Confidential Information. HFG agrees to accept, receive, or hold information, whether in oral, written, or physical form, which the Company considers to be confidential or proprietary, in confidence and trust and to limit its use and disclosure as set forth in this Agreement. HFG shall not disclose confidential information regarding the Company to any person or entity without the prior written consent of the Company and only if appropriate safeguards have been taken to protect against inadvertent or unauthorized disclosure. HFG shall not make any copy or in any way reproduce or excerpt said information except for purposes as authorized by the Company. HFG shall return or destroy said information to the Company at the option of the Company.
However,  nothing  herein  shall  apply  to  any  information  which:


     (a) at the time of receipt was already rightfully possessed by HFG or was already in the public domain;

     (b) after being provided by HFG entered the public domain without action or fault of HFG;

     (c) is obtained from any individual, firm, or entity which had the right to disclose it; or

     (d) is required to be disclosed under court or governmental order (which requirement HFG shall use reasonable efforts to avoid or minimize by prior notice to HFG).

     5. Expenses. HFG will pay all fees and expenses incurred by it in rendering the services contemplated hereby.

     6. Term. This Agreement will terminate twelve (12) months from the date of execution of this Agreement, unless terminated earlier pursuant to Section 7 below.

     7.  Termination.

          (i)  This  Agreement  may  be  terminated:

               (a)  By  the  Company  at  any  time;
               (b) by HFG at any time, if the Company or the post-Public Merger Transaction Public Company does not provide reasonably necessary or appropriate assistance, information, documents or other materials necessary or advisable in order to enable HFG to perform the services under this Agreement; or

               (c)  upon  the  mutual  written  agreement  of  the  Parties.  2

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

     8. Amendment and Modification. This Agreement may be amended or modified by the written consent of the Parties.

     9. Assignments. HFG shall not subcontract or otherwise assign its rights or obligations under this Agreement or any part thereof to any other person or entity. HFG may, with the Company's prior written consent, retain the services of other persons or entities to assist HFG in the performance of the Services.

     10. Independent Contractor. HFG's status shall be that of independent contractor. and HFG shall not, for any reason or purpose, be deemed to be an agent, partner, or employee of the Company. HFG represents that it is fully and properly experienced, qualified, licensed, organized, equipped, insured, and financed to provide the Services and that its employees and subcontractors, if any, are experienced, qualified, competent, reliable, and trustworthy. HFG shall have full responsibility for all withholding, payroll, or other taxes of any kind arising in connection with HFG's performance of the Services. The Company shall rely on the organization, management, skill, cooperation, and efficiency of HFG to provide the intended Services conforming to this Agreement. HFG shall, at all times, be fully responsible for its acts or omissions, as well as those of its employees or subcontractors, if any.

     11. Advertising. HFG or its employees or agents shall not use the Company's name, photographs, logo, trademark, or other identifying characteristics, or that of any of the Company's subsidiaries or affiliates in HFG's own advertisements, without the prior written approval of the Company.

     12. No Third Party Beneficiaries. The Parties are the only Parties to this Agreement and there are no third party beneficiaries to this Agreement.

     13. Counsel. The Company hereby expressly acknowledges that it has been advised that it has not been represented by HFG's attorneys in this matter and has been advised and urged to seek separate legal counsel for advice in this matter.

     14. Captions and Headings. The paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

     15. Governing Law, Jurisdiction and Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to conflicts or choice of law provisions of the State of Texas. Each Party hereby unconditionally and irrevocably consents to the exclusive jurisdiction of, and agrees that all actions, suits or proceedings with respect to or arising under this Agreement, shall be brought in, the courts, located within the County of Dallas, Texas, of (i) the State of Texas, or (ii) the United States District Court for the Northern District of Texas. Each Party hereby further consents that any service of process or notice of motion in connection with any such action, suit or proceeding may be served by certified mail, return receipt requested, or by personal service, or any other method permitted by applicable law.

     16. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall

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
constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

     17. Entire Agreement. This Agreement constitutes the full, complete, and only agreement between the Parties hereto with respect to the Services. This Agreement supersedes any course of performance, course of dealings, usage of trade, previous agreements, representations, and understandings, either oral or written.

     18. Severability. If any provision of this Agreement is found or deemed by a court of competent jurisdiction to be invalid or unenforceable, it shall be considered severable from the remainder of this Agreement and shall not cause the remainder to be invalid or unenforceable.

     19. Notices and Waivers. Any notice or waiver required or permitted to be given by the Parties hereto shall be in writing and shall be deemed to have been given, when delivered, three business days after being mailed by certified or registered mail, faxed during regular business hours of the recipient and there is confirmation of receipt, or sent by prepaid full rate telegram to the following addresses:

To  HFG  and  the  Public  Company  prior  to  the  Public  Merger  Transaction:

     Timothy  P.  Halter,  President
     One  Panorama  Center
     7701  Las  Colinas  Ridge,  Suite  250
     Irving,  Texas  75063
     Facsimile:

To  the  Company  or  the  Public  Company  subsequent  to  the  Public  Merger
Transaction:

     Eliron  Yaron,  Chief  Executive  Officer
     Tfuzot  Israel  7  Givataim
     Facsimile:

     20.  Indemnification  and  Contribution.

          (a) Each Party (the "Indemnifying Party") agrees to indemnify, defend, and hold harmless each other Party (the "Indemnified Party") and the Indemnified Party's employees, officers, directors, shareholders, agents, and attorneys against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and counsel fees) caused by: (i) any breach by the Indemnifying Party of the representations, warranties or covenants contained in or made pursuant to this Agreement;
     (ii) any untrue statement of a material fact contained in this Agreement or in any amendment or supplement thereto; or (iii) any omission to state in this Agreement or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. However, the Indemnifying Party shall not have any indemnification obligations  hereunder  for  any  losses,  claims, damages, liabilities, or

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
     expenses arising by reason of the negligence, willful misconduct, or breach of this Agreement by any person claiming such indemnification.

          (b) The Indemnified Party shall notify promptly the Indemnifying Party of the existence of any claim, demand, or other matter to which the Indemnifying Party's indemnification obligations would apply, and shall give them a reasonable opportunity to settle or defend the same at their own expense and with counsel of their own selection, provided that the Indemnified Party shall at all times also have the right to fully participate in the defense. If the Indemnifying Party, within a reasonable time after this notice, fails to take appropriate steps to settle or defend the claim, demand, or the matter, the Indemnified Party shall, upon written notice, have the right, but not the obligation, to undertake such settlement or defense and to compromise or settle the claim, demand, or other matter on behalf, for the account, and at the risk, of the Indemnifying Party.

          (c) The rights and obligations of the Parties under this Section 20 shall be binding upon and inure to the benefit of any successors, assigns, and heirs of the Parties.

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK.]

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
     IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the last date written next to the signatures below.

                                          HALTER  FINANCIAL  GROUP,  INC.
                                          By:      /s/  Timothy  P.  Halter
                                                 --------------------------
                                          Name:   Timothy  P.  Halter
                                          Title:  President



                                          TTTTICKETS  HOLDING  CORP.
                                          By:      /s/  Cecil  McGough
                                                 --------------------------
                                          Name:   Cecil  McGough
                                                           Title:  President



                                          B-PARK  COMMUNICATIONS,  INC.
                                          By:     /s/  Eliron  Yaron
                                                 --------------------------
                                          Name:   Eliron  Yaron
                                          Title:  President

                                 PROMISSORY NOTE

$30,000                                                       October  30,  2001

     FOR VALUE RECEIVED, Eliron Yaron and B-Park Communications, Inc. (hereinafter collectively referred to as "Maker") jointly and severally promise to pay to the order of Halter Financial Group, Inc. (together with its successors and assigns hereinafter referred to as "Holder") at Irving, Texas or such other place as the Holder may from time to time appoint in writing, in lawful money of the United States of America, the principal sum of $30,000, together with interest on the principal balance unpaid at the rate set forth below. The principal of thirty thousand and no/100 Dollars ($30,000) shall be due and payable in one payment on the date six (6) months following the Closing Date (as defined in the Stock Purchase Agreement dated as of October __, 2001, made and entered into by and among Cecil McGough and/or assigns, TTTTickets Holding Corp. and B-Park Communications, Inc.) Interest on the principal balance of this note shall be the product resulting when multiplying the rate of interest by the average daily principal balance and dividing by 360 and then multiplying by the actual number of days interest has accrued. Interest shall be due and payable in one payment due at the time the principal balance is paid.


     As long as this Note is current and not in default, interest on the principal balance hereof shall accrue at a rate of six and one-half percent (6 %) per annum. This Note may be prepaid in whole or in part at any time without penalty or premium.

     To the extent permitted by law, any unpaid interest payable hereunder shall be paid by adding it to the unpaid principal balance of Maker's indebtedness hereunder, which additions shall thereafter constitute liabilities hereunder and shall thereafter accrue interest as provided for herein.

     If any payment of principal or interest hereunder shall become due on a day on which banks in the City of Irving, Texas generally are not open for business, such payment shall be made on the next following day on which banks in the city of Irving, Texas generally are open for business and such extension of time shall be included in computing interest in connection with such payment.

     The form and essential validity of this Note shall be governed by the laws of the State of Texas. If any provision of this Note is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof; provided that where the provisions of any such applicable law may be waived, they hereby are waived by Maker to the full extent permitted by law in order that this Note shall be deemed to be a valid and binding Note in accordance with its terms.

IN WITNESS WHEREOF, Maker has executed this Note on the date first hereinabove written.
                                               /s/  Eliron  Yaron
                                          -------------------------
                                          Eliron  Yaron

                                          B-PARK  COMMUNICATIONS,  INC.

                                          By: /s/  Eliron  Yaron
                                             ----------------------
                                             Eliron  Yaron,  President